UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

 Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVAV	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2020, AeroVironment, Inc. (the “Company”) announced that its Board of Directors has appointed Kevin McDonnell as its Senior Vice President, Chief Financial Officer and Chief Accounting Officer, effective February 10, 2020. Mr. McDonnell replaces Brian Shackley, who has served as the Company’s interim Chief Financial Officer since October 2019. Mr. Shackley will remain with the Company as Vice President and Controller.

Mr. McDonnell, 58, has served as Senior Vice President, Chief Financial Officer of JAMS, Inc., which provides alternative dispute resolution services, since September 2014. Prior to joining JAMS, Inc., Mr. McDonnell served in a variety of finance roles including as the co-founder of DoubleBeam, Inc., a provider of mobile retail solutions, from 2011 to 2014, the Chief Financial and Administrative Officer of Orange County Container Group LLC, a manufacturer of paperboard and paper-based packaging, from 2008 to 2011, the Executive Vice President, Finance and Administration, and Chief Financial Officer for Leiner Health Products from 2006 to 2008 and the Senior Vice President, Finance and Administration, and Chief Financial Officer for Memorex Corporation from 2004 to 2006. Mr. McDonnell holds a B.A. in Business Administration from Loyola Marymount University and a Juris Doctor from Loyola Law School.

The Company has entered into a written offer letter with Mr. McDonnell, outlining the terms of his employment as the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer. Pursuant to the terms of the offer letter, Mr. McDonnell will receive an annual base salary of $400,000. He will also participate in the Company’s fiscal year 2020 bonus plan with a bonus target of $250,000, which amount will be prorated based on his start date and be subject to a minimum payout of $75,000.

Additionally, Mr. McDonnell will be granted $250,000 of restricted stock pursuant to the terms of the Company’s Amended and Restated 2006 Equity Incentive Plan. Subject to Mr. McDonnell’s continued service to the Company, the restricted stock will vest in five equal installments over a five-year period with the first vesting occurring approximately one year from the grant date. Mr. McDonnell will also be granted equity awards pursuant to the Company’s fiscal year 2021 long term incentive program, consisting of $260,000 of performance restricted stock units which will vest based on the Company’s achievement of specified financial metrics over the cumulative three-fiscal year 2021-2013 performance period and $140,000 of restricted stock awards, which will vest over time in equal amounts over a three-year period beginning approximately one year after the date of grant. It is expected that Mr. McDonnell’s equity awards under the fiscal year 2021 long term incentive program will be issued at the time awards under the program are made to the Company’s other executive officers.

He will also be eligible for benefits under the Company’s Executive Severance Plan, which is described on page 58 of the Company’s most recent Notice of 2019 Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on August 15, 2019, and other benefits generally available to the Company’s executive officers.

There are no arrangements or understandings between Mr. McDonnell and any other persons pursuant to which he was selected to be an officer of the Company. There are also no family relationships between Mr. McDonnell and any director or executive officer of the Company and, other than the offer letter and information described above, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On January 23, 2020, the Company issued a press release announcing Mr. McDonnell’s appointment as the Senior Vice President, Chief Financial Officer and Chief Accounting Officer.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by AeroVironment, Inc., dated January 23, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: January 23, 2020	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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